SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to
        Section 14(a) of the Securities Exchange Act of 1934
                       (Amendment No.   )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2)

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to 240.14a-11(c)
       or 240.14a-12

                Mid-America Bancorp
           (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[   ]     $500 per each party to the controversy pursuant to
          Exchange Act Rule 14a-6(i)(3).

[   ]     Fee computed on table below per Exchange Act Rules
          14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     __________________________________________________________
     2)  Aggregate number of securities to which transaction
         applies:
     ___________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ___________________________________________________________
     4)  Proposed maximum aggregate value of transaction:
     ___________________________________________________________
     5)  Total fee paid:
     ___________________________________________________________

[   ]  Fee paid previously with preliminary materials.


[   ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ____________________________________________________

     2) Form, Schedule or Registration Statement No.:
        ____________________________________________________

     3) Filing Party:
        ____________________________________________________

     4) Date Filed:
        _____________________________________________________

                    MID-AMERICA BANCORP
                      500 West Broadway
                  Louisville, Kentucky 40202

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mid-America Bancorp, a Kentucky corporation (the "Company"), will be held in the Label Room, Executive Inn, Louisville, Kentucky 40213, on April 20, 1995 at 10:00 a.m., Eastern Daylight time, for the following purposes:

   (1) Election of Directors. To elect directors of the Company to serve in the class of directors whose term will expire at the 1998 Annual Meeting of Shareholders and the election and qualification of their successors.

   (2)  Adopt New Incentive Stock Option Plan. To approve a new
        Incentive Stock Option Plan.

   (3) Ratification of Independent Auditors. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors to audit the consolidated financial statements of the Company for the year ending
        December 31, 1995.

   (4) Other Matters. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 17, 1995, will be entitled to notice of and to vote at the Annual Meeting.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING THE PROXY AT ANY TIME BEFORE IT IS EXERCISED.

                               By Order of the Board of Directors
Louisville, Kentucky                                 Orson Oliver
March 20, 1995                                          President

                         MID-AMERICA BANCORP

                          500 West Broadway
                      Louisville, Kentucky 40202


                          PROXY STATEMENT


                        GENERAL INFORMATION

    The proxy accompanying this Proxy Statement is being solicited by the Board of Directors of Mid-America Bancorp, a Kentucky corporation (the "Company"), and will be voted at the Annual Meeting of shareholders (the "Annual Meeting") to be held in the Label Room, Executive Inn, Louisville, Kentucky at 10:00 a.m., Eastern Daylight time, on Thursday, April 20, 1995, and at any adjournments thereof. This Proxy Statement and accompanying proxy are first being mailed to shareholders on or about March 20, 1995. The Company's Annual Report to Shareholders for the year ended December 31, 1994, including consolidated financial statements, either accompanies this Proxy Statement or has previously been mailed to shareholders.

    Shares represented by properly signed and dated proxies in the accompanying form received by the Company will be voted at the Annual Meeting or any adjournments thereof. If instructions have been specified with respect to a proposal, such shares will be voted in accordance with such instructions. If no instructions are given, the shares represented by the proxy will be voted FOR the Nominees for director named below in this Proxy Statement, FOR the approval of a new Incentive Stock Option Plan, FOR all other proposals referred to herein and, in the discretion of the person(s) named in the accompanying proxy or their substitutes, for any other matter that may be brought before the Annual Meeting. Pursuant to the Company's By-Laws, the proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised, by filing with the Secretary of the Company written notice of such revocation or by executing and delivering to the Secretary a proxy bearing a later date.

    The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The initial solicitation of proxies by mail may be supplemented by directors, officers and employees of the Company or its banking subsidiary, Mid-America Bank of Louisville and Trust Company (the "Bank"), by telephone or other means of communication. None of the directors, officers or employees of the Company or the Bank will receive any additional compensation for any such supplemental solicitation of proxies. Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, without par value ("Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

    Only shareholders of record at the close of business on February 17, 1995 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 8,813,128 outstanding shares of Common Stock. Other than for the election of directors, each share entitles its holder to one vote on all matters to be acted upon at the Annual Meeting. In electing directors, each shareholder has the number of votes equal to the number of shares held by him or her on the Record Date multiplied by the number of directors to be elected. Each shareholder may cumulate his or her votes and cast all such votes for one nominee or may distribute such votes among as many nominees as he or she chooses. The five nominees receiving the most votes cast at the Annual Meeting will be elected directors.

    A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes will have no effect on matters decided by a plurality vote, such as the election of directors, the approval of the new Incentive Stock Option Plan, and the ratification of the Company's independent auditors at the Annual Meeting.

                       PRINCIPAL SHAREHOLDERS

    Except as set forth below, the Company knows of no shareholders who beneficially owned more than 5% of the Company's outstanding Common Stock at the Record Date, February 17, 1995.



Name and Address of            Number of        Percentage
Beneficial Owner               Shares (1)       of Class (1)
- --------------------           ----------       ------------

Bertram W. Klein
6403 Shrader Lane
LaGrange, Kentucky  40031      1,854,298 (2)        21.0%

June K. Atlas
#4 Indian Hills Trail
Louisville, Kentucky  40207      471,944 (3)(4)      5.3%

Edna K. Yarmuth
#5 Indian Hills Trail
Louisville, Kentucky  40207      451,693 (3)         5.1%

______________________________
(1) Based upon information furnished to the Company by the named persons and information contained in shareholder records of the Company. Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares shown for them. The numbers shown include shares which are not currently outstanding but of which the named person has the right to acquire beneficial ownership within 60 days of the Record Date. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the named person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)    Includes the following shares beneficially owned by Mr.
       Klein: 1,031,079 shares held in trusts over which Mr. Klein has sole or shared voting and investment power as trustee or co-trustee; 28,563 shares held by entities over which Mr. Klein has sole voting and investment power; 505,030 shares in which Mr. Klein shares voting power pursuant to powers-of-attorney; 32,573 shares held by Mr. Klein under the Company's 401(K) and Employee Stock Ownership Plan ("ESOP") at December 31, 1993, the most current plan information available; and 32,938 shares which Mr. Klein has the right to acquire pursuant to the exercise of options exercisable currently or within 60 days after the Record Date under the stock option plans of the Company. Also includes 66,210 shares held by Mr. Klein's spouse, with respect to which Mr. Klein shares voting and investment power.
(3) Includes 400,032 shares held in the Estate of Hattie B. Klein for which Ms. Atlas and Ms. Yarmuth serve as co-executors, with shared power to vote and invest such shares.
(4) Includes 9,798 shares held by Ms. Atlas and her spouse as joint tenants, as to which Ms. Atlas shares voting and investment power.


                     1.  ELECTION OF DIRECTORS

     The Board of Directors of the Corporation is divided into three classes -- for convenience denominated Class 1, Class 2, and Class 3 -- whose terms of office are staggered so that only one class of directors is elected at an annual meeting of shareholders. The term of the Directors in Class 1 expires this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors in the other two classes do not expire until 1996 and 1997, respectively, and consequently their successors are not to be elected at this Annual Meeting. Pursuant to the Company's Articles of Incorporation, the Board of Directors has set the number of Directors for 1995 at 16.

    The Nominees for Directors in Class 1 and the Directors belonging to Classes 2 and 3, whose terms of office will extend beyond the Annual Meeting, are set forth on the following pages, together with information regarding the number of shares of the Company's Common Stock owned by each, his or her principal occupation during the past five years and certain other information. Information relating to the ownership of shares by the executive officers named in the Summary Compensation Table, and all the directors and executive officers as a group, is also included. Information is also provided concerning Al J. Schneider, who is retiring from the Board after serving as a Director for more than 30 years.

    Each of the Nominees was elected a director at the 1994 Annual Meeting of Shareholders, with the exception of Bruce J. Roth. Mr. Roth was elected as a member of the Board of Directors at the May, 1994, meeting of the Board. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the persons named in the accompanying proxy, or their substitutes, may, in their discretion, vote for substitute nominees. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the Nominees named below, or substitute nominees, the persons named in the accompanying proxy, or their substitutes, will have the discretionary authority to vote cumulatively for some number less than all of the Nominees named below or any substitute nominees, and for such persons nominated as they may choose.

                             Positions and                                                        % of
                             Offices Currently   Director  Principal                 Total        Class
Name                    Age       Held           Since     Occupation                Shares(1)    (2)
- ----                    ---  -----------------   --------  ------------              ---------    -----

NOMINEES FOR CLASS 1
Robert P. Adelberg      57   Director            1975      President,                   5,709       (4)
                                                           Robert Adelberg
                                                           Insurance Agency,
                                                           insurance and real
                                                           estate services,
                                                           Louisville, KY

Stanley L. Atlas(3)     57   Director            1978      Investor, Retired          130,839(3)   1.49%
                                                           Executive Vice
                                                           President of Company

Martha Layne Collins    58   Director            1988      Former Governor of             183       (4)
                                                           Kentucky; President, St.
                                                           Catherine College,
                                                           Springfield, Kentucky;
                                                           President, Collins &
                                                           Associates, economic
                                                           development consulting,
                                                           Lexington, Kentucky

Bruce J. Roth           50    Director          1994       Partner, Louis T. Roth, CPA   56,971(5)    (4)

Bertram W. Klein(6)     64    Chairman of the   1967       Chairman of                 1,854,298(6)  21.0%
                              Board, Chief Exec-           the Board and
                              utive Officer and            Chief Executive Officer
                              Member of Executive          of the Company
                              Committee

                                  CONTINUING DIRECTORS
DIRECTORS of CLASS 2
Donald G. McClinton     61    Director          1980       Investor, owner,             10,536(7)    (4)
                                                           Skylight Thoroughbred
                                                           Training Center, Inc.;
                                                           formerly, President,
                                                           Interlock Industries,
                                                           Inc., manufacturing
                                                           and transportation
                                                           services, Louisville,
                                                           Kentucky

John S. Palmore         77    Director          1983       Retired Chief Justice,          369       (4)
                                                           Supreme Court of Kentucky;
                                                           Attorney, Jackson & Kelly,
                                                           Lexington, Kentucky

Woodford R. Porter, Sr. 76    Director          1981       Chairman of the Board and     2,182       (4)
                                                           Chief Executive Officer,
                                                           A.D. Porter & Sons, funeral
                                                           services, Louisville, Kentucky

Raymond L. Sales        72    Director          1986       Attorney, Partner, Segal,     5,113(8)    (4)
                                                           Isenberg, Sales, Stewart,
                                                           Cutler & Tillman, Louisville,
                                                           Kentucky

Thomas E. Sandefur, Jr. 55    Director          1985       Chairman and Chief            1,867       (4)
                                                           Executive Officer, Brown &
                                                           Williamson Tobacco Corp.,
                                                           tobacco products,
                                                           Louisville, Kentucky

DIRECTORS of CLASS 3

Leslie D. Aberson       58    Director          1983        Attorney, Partner,         18,928(9)      (4)
                                                            Washer, Kaplan,
                                                            Rothschild, Aberson
                                                            & Miller, Louisville,
                                                            Kentucky

William C. Ballard, Jr. 54    Director          1991        Attorney, Of Counsel,      8,839(10)      (4)
                                                            Greenebaum Doll &
                                                            McDonald, Louisville,
                                                            Kentucky; retired
                                                            Executive Vice President
                                                            and Chief Financial
                                                            Officer, Humana Inc.,
                                                            integrated health care
                                                            services, Louisville,
                                                            Kentucky

Peggy Ann Markstein     44    Director          1992        Assistant Prosecuting     7,717(11)       (4)
                                                            Attorney, Butler County
                                                            Prosecutor's Office,
                                                            Hamilton, Ohio

Orson Oliver            51    Director,         1978        President of the         74,860(12)       (4)
                              President and                 Company
                              Member of
                              Executive
                              Committee

Benjamin K. Richmond    53    Director          1993        President, Louisville      106            (4)
                                                            Urban League

Henry C. Wagner         52    Director          1989        President and Chief        721            (4)
                                                            Executive Officer,
                                                            Jewish Hospital
                                                            Healthcare Services,
                                                            Inc., and Jewish Hospital,
                                                            Inc., medical services,
                                                            Louisville, Kentucky

NOT STANDING FOR RE-ELECTION
Al J. Schneider         80    Director          1964        President, Home          237,223(13)      2.7%
                                                            Supply Company, general
                                                            contracting,
                                                            Louisville, Kentucky


NON-DIRECTOR NAMED OFFICERS
                                            Total           % of
                                          Shares(1)      Class(2)
                                          ----------     --------
Wallace A. Fudold                         55,939(14)         (4)
Gail Pohn                                 21,343(14)         (4)
Robert H. Sachs                           10,652(14)         (4)
Thomas L. Weber                           73,975(15)         (4)
All Directors and Executive Officers
as a group (28 in number,
including the above)                   2,660,641(16)       29.2%

______________________________________
(1) Based on the beneficial ownership rules of the Securities and Exchange Commission as described in footnote 1 to "PRINCIPAL SHAREHOLDERS." Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares shown for them.

(2) Based on 8,813,128 shares outstanding as of February 17, 1995, the Record Date for the Annual Meeting. Shares of Common Stock subject to options exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person.


(3) Includes 9,798 shares held by Mr. Atlas and his spouse as joint tenants, as to which Mr. Atlas shares voting and investment power. Mr. Atlas' spouse is Bertram W. Klein's first cousin. Mr. Atlas and his spouse have granted a proxy to Bank management pursuant to an Agreement to vote their shares and have granted a right of first refusal to the Bank and its Chairman prior to selling such shares to any third party.

(4)   Less than 1%.

(5) Includes 1,766 shares held by Mr. Roth's spouse as to which Mr. Roth shares voting and investment power and 1,565 shares held by a minor child as to which Mr. Roth has voting and investment power. Also includes 29,923 shares held in trust as to which Mr. Roth shares voting and investment power, and 17,774 shares held in partnerships as to which Mr. Roth has voting and investment power. Also includes 3,751 shares held by adult children for which Mr. Roth disclaims beneficial ownership.

(6) See footnote 2 to "PRINCIPAL SHAREHOLDERS" for a description of the shares beneficially owned by Mr. Klein.
      Mr. Klein's sons, David N. Klein and Richard B. Klein, are executive officers of the Company. Mr. Klein is the first cousin of Mr. Atlas' spouse.

(7) Includes 5,728 shares held by Mr. McClinton's spouse, as to which shares Mr. McClinton shares voting and investment power.

(8) Includes 1,317 shares held by Mr. Sales' spouse as to which Mr. Sales shares voting and investment power.

(9) Includes 2,351 shares held in trust over which Mr. Aberson has voting and investment power. Also includes 8,302 shares held by Mr. Aberson's spouse, as to which shares Mr.
      Aberson shares voting and investment power.

(10) Includes 7,580 shares held in trusts with respect to which Mr. Ballard serves as trustee with the power to vote and invest such shares.

(11) Includes 1,348 shares held by Ms. Markstein as custodian for her children.

(12) Includes 19,894 shares held by Mr. Oliver under the Company's ESOP at December 31, 1993, the most current plan information available. Also includes 63,194 shares which Mr. Oliver may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date.

(13)  Includes 65,192 shares held in entities controlled by Mr.
      Schneider. Mr. Schneider is retiring as a Director effective with the date of the Annual Meeting.


(14) Represents shares which Messrs. Fudold, Pohn and Sachs may purchase pursuant to options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date. This also includes 7,463 shares held by Mr. Fudold, 434 shares held by Mr. Pohn and 352 shares held by Mr. Sachs under the Company's ESOP at December 31, 1993, the most current information available.


(15) Includes 39,237 shares which Mr. Weber may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date. This also includes 7,944 shares held by Mr. Weber under the Company's ESOP at December 31, 1993, the most current information available and 1,060 shares held by Mr. Weber's spouse, as to which Mr. Weber shares voting and investment power.

(16) Includes 334,878 shares which may be purchased by all Executive Officers as a group under options granted pursuant to the Company's stock option plans and exercisable currently or within 60 days after the Record
      Date.

Information Concerning the Board of Directors

     Directors' Compensation. Directors who are not officers of the Company are paid a fee of $1,000 for attendance at each meeting and $100 for non-attendance. Directors who are also officers are not paid any fee for serving as a director or attending any meetings. Under the Company's Non-employee Directors Deferred Compensation Plan, non-employee Directors may elect to defer director's fees into a participant account that includes a deferred stock account (consisting of shares of Common Stock of the Company) and/or a deferred cash account (which bears interest at the Bank's prime rate). Deferrals into the deferred stock account are credited at the rate of 110% of the applicable fee.

    Meetings of the Board. During 1994, the Company's Board of Directors held 11 regularly scheduled meetings and one annual organizational meeting. With the exception of Al J. Schneider, each director of the Company attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he or she has served as a director; and (2) the total number of meetings held by all committees of the Board of Directors on which the director served, in 1994. Harry S. Frazier, a Director since 1990, passed away in December.

    Board Committees.  The Board of Directors has an Audit
Committee, Planning and Management Committee and Nominating
Committee, each of which is comprised solely of non-employee directors.

    The Audit Committee consists of William C. Ballard, Jr.,
John S. Palmore, Donald G. McClinton, Thomas E. Sandefur, Jr. and Henry C. Wagner. The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the Company (and the Bank), reviews the reports of regulatory examiners and independent auditors, reviews reports concerning the internal control structure and other similar matters, and makes recommendations to the Board of Directors as may be appropriate. The Audit Committee held four meetings during 1994.

    The Planning and Management Committee consists of Raymond L. Sales, Leslie D. Aberson, William C. Ballard, Jr., Martha Layne Collins, Thomas E. Sandefur, Jr., and Henry C. Wagner. This Committee functions as the compensation committee of the Board to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. This committee is also responsible for administering the Company's 1991 Incentive Stock Option Plan. In addition, this Committee works with Company management regarding strategic planning issues. The Planning and Management Committee met six times during 1994.

    The Nominating Committee consists of Robert P. Adelberg, Martha Layne Collins, Harry S. Frazier, Benjamin K. Richmond and Henry C.Wagner. The Nominating Committee's duties include seeking qualified and capable individuals to serve on the Company's Board of Directors. The Committee will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Nominating Committee, Mid-America Bancorp, 500 West Broadway, Louisville, Kentucky 40202. The Nominating Committee met once during 1994.

    Nominees for director of the Company hold directorships in other companies registered under Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or registered as an investment company under the Investment Company Act of 1940, as follows: William C. Ballard, Jr. is a director of LG&E Energy Corp., United Healthcare Corp. and Vencor, Incorporated; Martha Layne Collins is a director of the Eastman Kodak Company and R. R. Donnelly & Sons Company; and Henry C. Wagner is a director of Lumex, Inc.

                     EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows compensation information for Mr. Bertram W. Klein; the four other Executive Officers, as of year-end 1994, who were the most highly compensated in 1994; and Mr. Wallace A. Fudold, former Executive Vice President who left the Company before year-end (the "Named Officers").

SUMMARY COMPENSATION TABLE

                                                    Long-Term
                            Annual Compensation     Compensation
                            ------------------------------------
                                                     Stock
                                                     Options/SARs     All Other
Name and Principal Position Year   Salary   Bonus(1) (in Shares)      Compensation (2)
- --------------------------------------------------------------------------------------
Bertram W. Klein            1994  $400,000  $44,000       -0-               $20,127
  Chairman of the Board &   1993   352,000   38,720      10,300              43,595
  Chief Executive Officer   1992   340,000   34,000      10,609              44,111

Orson Oliver                1994   253,000   30,360       -0-                13,661
  President                 1993   230,000   25,300      10,300              13,951
                            1992   218,000   21,800      10,609              13,771

Gail Pohn                   1994   148,500   17,820       -0-                11,846
  Executive Vice President  1993   135,000   14,849      20,909               -0-
                            1992     -0-      -0-         -0-                 -0-

Robert H. Sachs             1994   148,500   17,820       -0-                10,064
  Executive Vice President  1993   125,000   13,750      54,845 (3)           -0-
                            1992     -0-      -0-         -0-                 -0-

Thomas L. Weber             1994   150,700   18,084       -0-                12,278
  Executive Vice President  1993   137,000   15,070      10,300               8,665
                            1992   125,000   12,500      10,609               5,625

Wallace A. Fudold (4)       1994   201,300   24,156       -0-                 9,917
  Executive Vice President  1993   183,000   20,130      10,300              10,595
                            1992   171,000   47,100      10,609               7,695

__________________________________
(1) The amounts shown in this column represent amounts earned under the Company's Incentive Compensation Plan, pursuant to which Senior Vice Presidents, Executive Vice Presidents and other executive officers of the Company and the Bank are eligible to receive a cash bonus or award if the Company's annual return on assets is 1% or greater (See "Compensation Committee Report on Executive Compensation.") and a bonus available to all employees, except the Chairman and Chief Executive Officer, based on the earnings of the Company.

(2)  Amounts in this column include:
         (a) Contributions by the Company to the Company's 401(K) and Employee Stock Ownership Plan, a defined contribution plan ("ESOP"), on behalf of the named executive officers. All employees of the Company who have attained age 20 1/2 and who have been credited with 500 hours of service in a six-month period with the Company or the Bank are generally eligible to participate in the ESOP. Participants may elect to have 2% to 5% of their pre-tax compensation contributed to the ESOP with the Company contributing an amount of up to 4 1/2 of the participant's compensation. Also includes Company contributions under the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.

         (b) Amounts paid to the following named executive officers under the Bank's Key-Per Plan during the 1994, as follows: Mr. Klein, $5,632; Mr. Oliver, $5,856; Mr. Weber, $2,910, and Mr. Fudold, $2,368. The Key-Per Plan is an unfunded employee welfare benefit plan available to certain employees in the position of Senior Vice President or more senior office. After participants have held the office of Senior Vice President or higher with the Bank for 10 years, the participant begins to receive equal monthly payments from the Key-Per Plan over the next 10 years, provided the participant remains employed by the Bank during such period. There have been no participants added to the Key-Per Plan since 1986.

        (3) Includes 33,936 SARs which are contingent upon the occurrence of a change of control of the Company prior to December 31, 1998. See discussion under the heading "Employment Contracts, Termination and Change of Control Arrangements" below.

(4) Mr. Fudold's employment ended in December, 1994. He was employed pursuant to an employment agreement as described in the section entitled "Employment Contracts, Termination and Change of Control Arrangements."



                 AGGREGATED OPTION EXERCISES IN
          LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

    The following table provides information about options exercised during 1994, and the unexercised options and stock appreciation rights
(SARs) held at December 31, 1994 by the Named Officers. None of the named executive officers exercised SARs during 1994 or held SARs at the fiscal year-end, except as noted in the table. The value of the unexercised options and SARs is calculated based on the difference between the exercise price and mean of the high and low trading price of Common Stock as of December 30, 1994, as reported by the American Stock Exchange consolidated transaction reporting system ($17.00).



                                                    Number of Securities
                                                    Underlying Unexercised      Value of Unexercised
                                                    Options/SARs Held at        In-the-Money Options/SARs
                                                    Fiscal Year End             at Fiscal Year End ($)
                                                    -------------------------   -------------------------
                           Shares            Value
                      Acquired on
Name                 Exercise (#)   Realized($)(1)  Exercisable Unexercisable   Exercisable Unexercisable
- ---------------------------------------------------------------------------------------------------------
Bertram W. Klein            2,147      $     5,978    $  40,915    $     0           70,322          0
Orson Oliver                1,600           11,408       53,194          0          182,833          0
Gail Pohn                     0                0         20,909          0           17,558          0
Robert H. Sachs               0                0         10,300       44,545 (2)        0          6,418
Thomas L. Weber            10,000           87,791       39,237          0           99,479          0
Wallace A. Fudold (3)         0                0         48,476          0          153,039


(1) Represents the difference between the market value of the Common Stock (or the sale price if shares were sold) on the day of exercise and the option exercise price.
(2) Includes 33,936 SARs which are contingent upon the occurrence of a change of control of the Company prior to December 31, 1998. See discussion under the heading "Employment Contracts, Termination and Change of Control Arrangements" below.
(3) Mr. Fudold left the employ of the Company at the end of 1994.


Retirement Plan

   The Company's non-contributory defined benefit Retirement Plan (the "Plan") originated on September 1, 1963 (as the Bank's Retirement Plan prior to formation of the Company in 1983) and has been amended several times to comply with governmental regulations and to reflect other changes made since the Plan was adopted. All employees of the Company and the Bank who have attained age 20 1/2 and who have been credited with 500 hours of service in a six month period with the Company or the Bank are generally eligible to participate in the Plan.

    The table set forth below shows the estimated benefits payable following retirement at age 65 to persons in specified remuneration and years of participation classifications under the Plan. A portion of the benefits shown below will be paid from the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.

                            PENSION PLAN TABLE

                                  Years of Service
             -----------------------------------------------------

Renumeration    15 Years   20 Years  25 Years   30 Years  35 Years
- ------------    --------   --------  --------   --------  --------
$125,000        $27,765   $ 37,020   $ 46,275  $ 55,530   $ 64,785
 150,000         33,390     44,520     55,650    66,780     77,910
 175,000         39,015     52,020     65,025    78,030     91,035
 200,000         44,640     59,520     74,400    89,280    104,160
 225,000         50,265     67,020     83,775   100,530    117,285
 250,000         55,890     74,520     93,150   111,780    130,410
 300,000         67,140     89,520    111,900   134,280    156,650
 400,000         89,640    119,520    149,400   179,280    209,160
 450,000        100,890    134,520    168,150   201,780    235,410
 500,000        112,140    149,520    186,900   224,280    261,660

    Covered compensation includes base salary. If an employee retires at the later of age 65 or the employee's fifth anniversary of participation, the employee will be entitled to a monthly pension payable for life with a minimum of 120 guaranteed payments equal to the product of: (1) the sum of 1% of the first $400 of the employee's average monthly compensation (highest 10 consecutive years) plus 1 1/2% of the employee's average monthly compensation in excess of $400, multiplied by (2) the employee's years of credited service (up to 35 years). Employees with more than 35 years of credited service are entitled to additional monthly payments equal to 1 1/2% of the employee's average monthly compensation multiplied by the employee's years of credited service in excess of 35 years. The benefits as determined above and as listed in the pension table are not subject to any deduction for Social Security or other offset amounts.

    As of December 31, 1994, the persons named in the Summary Compensation Table who participate in the Retirement Plan had the following number of complete years of accredited service: Bertram
W. Klein, 41 years; Orson Oliver, 19 years; Gail Pohn, 2 years; Robert H. Sachs, 2 years; Thomas L. Weber, 10 years; and Wallace
A. Fudold, 9 years.

Employment Contracts, Termination and
Change of Control Arrangements

The Company and the Bank have entered into employment agreements with Orson Oliver, Gail Pohn and Robert Sachs, and three other executive officers. They were also parties to a similar employment agreement with Mr. Wallace A. Fudold, an executive officer whose employment ended in December, 1994. Under the agreements, the term of employment continues from year to year and may be terminated by either the Bank or the executive officer for any reason. If the Bank terminates the executive's employ-ment for any reason other than "for cause", the Bank is required to pay the executive officer, in a lump sum payment, an amount equal to his then-current annual base salary.

    If a "change in control" (as defined in the agreements) of the Company or the Bank occurs, the term of the employment agreements automatically extends to a five-year term, commencing on the date of the change in control. During the five-year term, the Bank may terminate the employment agreements only "for cause", or on the death or disability of the executive officer. Additionally, during such five-year term, the Bank may not decrease the executive's salary below the annual level in effect prior to the change of control or otherwise reduce his duties as an executive officer of the Bank (a "Diminution of Duties"). If the Bank violates either of these provisions, the executive may elect to terminate the agreement and will be entitled to receive monthly payments equal to one-twelfth of the executive's then-current base salary for the lesser of three years or the remainder of the five-year term. If the executive officer terminates employment during the two-year period after a change in control, other than in connection with a Diminution of Duties, he will not be entitled to receive any termination benefits. If the executive elects to terminate the agreement after such two-year period, he will be entitled to receive monthly payments equal to one-twelfth of his then-current base salary for the remainder of the five-year term.

   The agreement with Robert H. Sachs, provides, in addition, for the grant of 33,936 stock appreciation rights that upon a change of control prior to December 31, 1998 (and only upon such a change), are converted into stock options. These rights are forfeited and null and void if there is no change of control on or before December 31, 1998, and are contingent on Mr. Sachs' continued employment.


                        COMPENSATION COMMITTEE
                  REPORT ON EXECUTIVE COMPENSATION

    The Planning and Management Committee of the Board of Directors is comprised of the six non-employee directors named below. The principal duties of the committee are to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Planning and Management Committee has furnished the following report relating to executive compensation during 1994.

    The Company's Compensation Program for its executive officers consists of base salary, the opportunity to earn an annual performance-based bonus and the ability to receive discretionary stock option awards. Each of these elements of compensation is discussed below.

    Base Salary. Base salary levels are established by this Committee and the other forms of compensation are fixed as described below. In general, base salary levels are set at the minimum levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the components of the Company's compensation structure.

    Incentive Compensation. The Committee believes that a portion of an executive officer's cash compensation should be subject to specific annual performance criteria. To accomplish this objective, the Company, in 1991, adopted an Incentive Compensation Plan (the "Bonus Plan"). The Bonus Plan is intended to provide an immediate recognition of managerial efforts through a cash bonus or award tied to the Company's annual return on assets. The Bonus Plan is open to participation by Senior Vice Presidents, Executive Vice Presidents and other more senior executive officers of the Company and the Bank. The amount of cash bonus or award paid to each participant for a fiscal year is based on a ratio determined by dividing the consolidated net earnings of the Company by the total average consolidated assets of the Company for the fiscal year, determined in accordance with generally accepted accounting principles consistently applied, and the participant's base salary and position during the fiscal year. Cash bonuses or awards to participants are determined under the following schedule:

                                     Award as a Percentage
                                       of Participant's
                                         Base Salary


Return on                      Executive Vice         Senior Vice
Assets Ratio                Presidents and Above      Presidents
- ---------------             --------------------      -----------
0-.99%                               0%                     0%
1.00-1.09%                          10%                   5.0%
1.10-1.19%                          11%                   5.5%
1.20-1.29%                          12%                   6.0%
1.30-1.39%                          13%                   6.5%
1.40-1.49%                          14%                   7.0%
1.50% and above                     15%                   7.5%

    The Committee has discretion to make adjustments in determining the Return on Assets Ratio only if such ratio is effected by an extraordinary, unusual or non-recurring items of income or expense, a change in accounting principles or a revaluation of assets. Such adjustment will be made only as the Committee deems necessary and appropriate in order to compensate equitably (or withhold compensation from) participants in a manner which accurately recognizes their efforts in furthering the Company's performance and earnings growth.

    For the 1994 fiscal year, the Company's Return on Assets
Ratio was 1.11%. Compensation paid pursuant to the Bonus Plan is included in the Summary Compensation Table under the "Bonus" column.

    Stock Option Program. The Company has also adopted the 1991 Incentive Stock Option Plan (the "1991 Plan"). One of the Proposals to be voted on at this meeting is the adoption of the 1995 Incentive Stock Option Plan which would take the place of the 1991 Plan. The Committee believes that by providing those officers who have substantial responsibility for the management and growth of the Company and the Bank an opportunity to increase their ownership of the Company's Common Stock, the interests of shareholders and executives will be closely aligned. The Committee also believes that stock options whether under this Plan or otherwise are an important component in attracting and keeping quality personnel and in contributing to the long-term objectives of the Company. Therefore, persons holding the positions of Assistant Vice President or more senior offices in the Company and the Bank are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company's Common Stock at a specified price in the future. Options are granted at an exercise price not less than the closing price of the Company's Common Stock in the AMEX reporting consolidated trading on the date of grant. In addition, in the case of Mr. Klein (and any other participants who may own more than 10% of the outstanding voting stock of the Company in the future), the option price of the shares is not less than 110% of such closing price on the date of grant.

    While the Committee has discretion in determining whether options will be awarded in any given year, which eligible officers will receive options and the number of options to be received by such officer, the 1991 Plan fixed the maximum number of shares as to which options may be granted during any fiscal year based on the office held by the individual officer as follows: 500 for Assistant Vice Presidents, 1,000 for Vice Presidents, 2,500 for Senior Vice Presidents, and 10,000 for Executive Vice Presidents and above. If adopted, the 1995 Incentive Stock Option Plan will eliminate these maximums and leave the maximum in any one year to the discretion of the Committee.

    During 1994 Mr. Klein and the other four most highly compensated executive officers of the Company were not awarded options. This reflects a decision by the Options Committee that it is more appropriate to review actual performance for the entire year before making an award of options. Thus, decisions concerning options for a particular year will be made in the following year. Thus, in 1995 the Options Committee made an award of options based upon the continued strong performance of the Company during 1994. That award will be reflected in the 1996 Proxy Statement for the 1996 Annual Meeting of Shareholders. The Committee believes these awards are justified based upon the continued strong performance of the Company and the Bank under the leadership of these officers.

    Termination Benefits. Wallace A. Fudold, an executive vice president was terminated in accordance with his Employment
Contract during 1994. The interpretation of some of the terms of this agreement is under discussion with Mr. Fudold.

    OBRA Deductibility Limitation. The Omnibus Budget Reconciliation Act of 1993 prohibits the deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. The Company has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

                                Planning and Management Committee
                                          Raymond L. Sales, Chair

          Leslie D. Aberson                    William C. Ballard
          Martha Layne Collins                    Henry C. Wagner
          Thomas E. Sandefur, Jr.

                          COMPENSATION COMMITTEE
                  INTERLOCKS AND INSIDER PARTICIPATION

    The Planning and Management Committee of the Board of Directors is responsible for executive compensation decisions as described above. During 1994, the committee consisted of Raymond
L. Sales, Leslie D. Aberson, William C. Ballard, Martha Layne
Collins, Thomas E. Sandefur  and Henry C. Wagner.   Mr. Ballard,
a director of the Company, is of counsel to the law firm of Greenebaum Doll & McDonald, which the Company retained to perform various legal services during the 1994 fiscal year. Mr. Sales is a partner in the law firm of Segal, Isenberg, Sales, Stewart, Cutler & Tillman, which the Company retained to perform various legal services during 1994.

                             CERTAIN TRANSACTIONS

    Robert P. Adelberg, a director of the Company, is President of Robert Adelberg Insurance Agency, Inc. (the "Agency"), which acts as an insurance consultant and agent to the Company with regard to property, liability and blanket bond insurance services. The premiums paid in 1994 on insurance purchased through the Agency amounted to $178,000 and resulted in gross commissions to the Agency of $21,314.19. The Agency also received a small sum from the Company relating to real estate services.

    Al J. Schneider, a director of the Company, is 75% owner of the Bank of Louisville Building Venture ("Building Venture"). The Bank leased its main office facilities from the Building Venture at an annual cost of $462,808 for all of 1994. Mr. Schneider is also 33% owner of Al J. Schneider & Associates, which leased certain other office facilities to the Bank for lease payments aggregating $110,000 during the 1994 fiscal year.

    In the ordinary course of its business, the Company, through the Bank, has in the past and expects to have in the future, banking transactions including lending, with its directors, officers, principal shareholders and their associates. When these banking transactions are credit transactions, they are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, involving no more than normal risk of collection and presenting no unfavorable features.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                           ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations, the Company believes that during the last fiscal year all reports required by Section 16(a) were filed timely except that Wallace A. Fudold, an Executive Vice-President until December, 1994, inadvertently did not report an October sale of Company shares until December, 1994, and Bruce J. Roth, who was appointed to the Board of Directors at the May, 1994, meeting of the Board, inadvertently did not file the required Form 3 until August, 1994.

        COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

    The following graph shows the cumulative return experienced by the Company's shareholders during the last five years compared to the S&P 500 Composite Stock Index and the NASDAQ Banks Index. The graph assumes the investment of $100 on December 31, 1989 in the Company's Common Stock and each index and the reinvestment of all dividends paid during the five-year period.


                     12/31/89     12/31/90    12/31/91    12/31/92    12/31/93    12/31/94
                     --------     --------    --------    --------    --------    --------
Nasdaq Bank Index     100.00        73.23      120.17      174.87      199.29      198.69
Mid-America-KY        100.00        80.28      102.39      136.97      161.16      160.99
S&P 500 Total Return  100.00        96.90      126.43      136.06      149.77      151.45


                  2.  ADOPTION OF NEW INCENTIVE STOCK OPTION PLAN


    On February 20, 1995, the Board of Directors adopted, subject to the approval of the shareholders, the 1995 Incentive Stock Option Plan (the "1995 Plan") covering an aggregate of 1,000,000 shares of Common Stock of the Company. The 1995 Plan was adopted to replace the existing Incentive Stock Option Plan adopted in 1991.

    The Board of Directors is of the view that it is vitally important for the Company and the Bank to be able to continue attracting and retaining individuals of exceptional managerial talent. These managers would be rewarded only if the stock price of the Company increases.

    The 1995 Plan is intended to attract people with appropriate skills and align their interests with the long-term interests of shareholders. Under the 1991 Plan, options could not be granted upon the hiring of managers, and the Board of Directors feels that it would best serve the interests of the Company and the shareholders if it was authorized, in appropriate cases, to make such grants pursuant to a plan. The 1991 Plan provided a maximum limit to the number of options that could be awarded to any
individual in any one calendar year.   The Board of Directors
feels that this limit is unnecessary and feels that it would best serve the interests of the Company and its shareholders if the Board of Directors had discretion to set individual limits.

    The following is a summary of the material provisions of the 1995 Plan and material changes from the 1991 Plan. The 1995 Plan is intended to qualify as an "incentive stock option" plan as defined in Section 422 of the Internal Revenue Code of 1986. It also will permit the grant of "regular" stock options which do not qualify for incentive stock option treatment for federal income tax purposes. This summary is qualified in its entirety by express reference to the text of the 1995 Plan attached hereto as Exhibit A.

Shares Subject to Plan

    The total number of shares available for grants of options under the 1995 Plan is 1,000,000, subject to adjustment in the event of a stock dividend, stock split or subdivision, consolidation, reorganization or change in the Common Stock. Under the 1991 Plan, 39,835 shares remain available for grants of options. The 1995 Plan, if approved by the shareholders, will replace the 1991 Plan and no further options will be issued thereunder.

Term of Plan

    No options may be granted under the 1995 Plan subsequent to February 17, 2005. The 1991 Plan provides for a cut-off after February 17, 2001, although no options will be granted under the 1991 Plan upon approval by the shareholders of the 1995 Plan.

Number of Options Per Year

    Unlike the 1991 Plan, the 1995 Plan provides that the number of options available to individuals in any one year shall be left to the discretion of the Committee, as defined below.

Option Price

    The 1995 Plan, like the 1991 Plan, requires an option price for the shares subject to an option which may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who is also a more than 10% shareholder of the Company, the option price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. As of March 14, 1995, the fair market value of the Common Stock as generally defined in both the 1991 and 1995 Plans was $16.125 per share.

Termination and Amendment

    Subject to certain limitations, the 1995 Plan, like the 1991
Plan, may be terminated or amended from time to time by the Board of Directors or the Committee.

Administration

    The 1995 Plan, like the 1991 Plan, provides for its administration by a committee (the "Committee") appointed by the Board of Directors of the Company. The Committee has discretionary authority (subject to certain restrictions) to determine the individuals to whom, and the times at which, options will be granted and the number of shares subject to such options. The Committee may interpret the 1995 Plan and may establish rules and regulations relating thereto.

Eligibility

    The 1995 Plan, like the 1991 Plan, is open to participation by employees of the Company and the Bank holding the offices of Assistant Vice President, Vice President, Senior Vice President, Executive Vice President and more senior offices. Approximately 117 employees currently hold such offices and would be eligible to be granted options under the 1995 Plan. As of the date hereof, no options have been granted under the 1995 Plan. Unlike the 1991 Plan, options may be granted, at the discretion of the Committee, upon employment rather than after a waiting period.

Treatment Upon Change of Control

    Section 9 of the 1995 Plan contains several provisions that will be triggered by a change in control of the Company. Unlike those granted under the 1991 Plan, outstanding options granted under the 1995 Plan will become immediately exercisable upon certain changes in control as defined in the Plan. Similar to the 1991 Plan, the 1995 Plan provides for the automatic adjustment of options to reflect any change in the outstanding shares of Common Stock of the Company as a result of any share exchange, merger, consolidations, reorganization or sale of substantially all assets of the Company pursuant to a binding agreement to which the Company is a party. In addition, the 1995 Plan generally provides for the automatic "cash-out" of any exercisable options held by executive officers of the Company if any person other than the Company acquires more than 20% of the Common Stock through a tender offer, exchange offer or otherwise; or a change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933, as amended; or there is a sale of all or substantially all of the assets of the Company.

    The effect of these provisions of the 1995 Plan may make the Company a less attractive takeover target. These provisions could make the accomplishment of a transaction more difficult or costly. The management of the Company is presently aware of no specific efforts to obtain control of the Company. The 1995 Plan is not part of a plan by management to adopt a series of anti-takeover measures.

Duration and Exercise of Options

    Options granted under the 1995 Plan, like the 1991 Plan, may be of such duration as shall be determined by the Committee, but no option granted may be exercised after the expiration of ten years from the date of grant (five years in the case of a more than 10% shareholder). In the event of the termination of employment of an optionee for other than cause, the 1995 Plan, like the 1991 Plan, generally affords the optionee a period of 90 days in which to exercise options to the extent such options are then exercisable and have not expired.

    In the event of the death of an optionee following termination of employment for other than cause, the Committee, in its discretion, may provide the decedent's estate with an extension of the exercise period of up to one year from the optionee's death provided such extension is not beyond the term of the option. In no event may any option granted under the 1995 Plan be exercised subsequent to its expiration date.

Federal Income Tax Consequences

    Both incentive and regular stock options may be granted under the 1995 Plan. Under present tax law as currently interpreted, incentive stock options granted under the 1995 Plan will be treated for federal income tax purposes as follows:

No tax consequences will result to the optionee or the Company, except in the case of an optionee who is subject to the alternative minimum tax, from the grant of an option to, or the exercise of an option by, the optionee. Instead, the optionee will recognize gain or loss when he or she sells or disposes of the shares transferred to him upon exercise of the option. For purposes of determining such gain or loss, the optionee's tax basis in such shares will be the option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the option and at least one year after the transfer of the shares to him or her upon exercise of the option, the optionee will be entitled to long-term capital gain treatment upon their sale or disposition. Under present law, there is a significant difference between the maximum rate of taxation of ordinary income and capital gains. In addition, capital losses may be offset only against capital gains and may be deducted against ordinary income only to the extent of $3,000 per year.

    The Company generally will not be allowed a deduction with respect to an option. However, if an optionee fails to meet the holding period requirements, any gain realized by the optionee upon sale or disposition of the shares acquired upon exercise of an option will be taxable at that time as ordinary income, as opposed to capital gain, to the extent the fair market value of such shares when acquired, exceeded their option price, and to that extent the Company will be allowed a corresponding deduction.

     The amount, if any, by which the fair market value of the shares transferred to the optionee upon the exercise of an option exceeds the option price will constitute an item of tax preference, subject, in certain circumstances, to the alternative minimum tax. However, the amount of such item of tax preference will be included for purposes of determining the tax basis of such shares for alternative minimum tax purposes in the year of sale or disposition.

    With respect to regular stock options, the optionee is taxed at the time of exercise of the option on the difference between the then fair market value of the optioned shares and the option price, and the Company is entitled to a corresponding deduction.

    The foregoing is only a brief summary of the applicable federal income tax laws and should not be relied upon as being a complete statement.

Recommendation and Vote

    Approval of the adoption of the 1995 Plan requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE ADOPTION OF THE 1995 INCENTIVE STOCK OPTION PLAN.


               3.   RATIFICATION OF INDEPENDENT AUDITORS

    At the Annual Meeting, the Board of Directors will recommend and the shareholders will be asked to ratify the appointment of KPMG Peat Marwick LLP of Louisville, Kentucky, as independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1995. KPMG Peat Marwick LLP has acted as the Company's independent auditors since 1990. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial statements.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION
OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS
FOR THE YEAR ENDING DECEMBER 31, 1995.


           SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    Shareholders who desire to present proposals at the 1996 annual meeting of shareholders must forward them in writing to the President of the Company so that they are received no later than November 21, 1995, in order to be considered for inclusion in the Company's proxy statement for such meeting.


                      4.  OTHER MATTERS

The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as is known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote such proxy in accordance with their judgments in such matters.

                               By order of the Board of Directors

                                                     Orson Oliver
                                                        President
Louisville, Kentucky
March 20, 1995

                              Exhibit A

                1995 INCENTIVE STOCK OPTION PLAN

                                of

                        MID-AMERICA BANCORP



1.    PURPOSE OF PLAN

    The Mid-America Bancorp 1995 Incentive Stock Option Plan ("Plan") is for certain officers of Mid-America Bancorp ("Company") and its wholly-owned banking subsidiary, Mid-America Bank of Louisville and Trust Company ("Bank"). The Plan is intended to provide an incentive to such officers in a manner which aligns their interests with the long-term interests of the Company's shareholders. The Plan is intended to advance the best interests of the Company and the Bank, thereby also enhancing the value of the Bank and the Company for the benefit of shareholders. The availability and offering of stock options under the Plan is further intended to support and increase the Company's and the Bank's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company and the Bank depend.

2.  DEFINITIONS

    For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

   (a)  "Bank" shall mean Mid-America Bank of Louisville and
        Trust Company, the banking subsidiary of the Company.

   (b)  "Board" shall mean the Board of Directors of the Company.

   (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

   (d) "Committee" shall mean the committee of the Board designated by the Board to administer the Plan. The Committee shall be composed of three or more members of the Board, each whom (i) shall be appointed by and serve at the pleasure of the Board and
         (ii) shall be a "disinterested person" as that terms is defined in Rule 16b-3, as in effect from time to time, under the Securities Exchange Act of 1934, as amended.

   (e) "Common Stock" shall mean the no par value Common Stock of the Company.

    (f)   "Company" shall mean Mid-America Bancorp.

    (g) "Fair Market Value" shall mean, as of any given date, with respect to any Options granted hereunder, the closing price of Common Stock on the Composite Tape as published in the Midwest Edition of The Wall Street Journal; provided, however, that if the Committee shall reasonably believe that applicable laws or regulations require a different method by which to determine Fair Market Value, then the Committee may determine Fair Market Value by such other method.

    (h) "ISO" shall mean an Option which is intended to meet and comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code.

    (i)  "Option" shall mean a stock option granted pursuant to the Plan.

    (j) "Optionee" shall mean an employee of the Company or the Bank who has been granted and holds one or more Options under the Plan.

    (k)  "Option Shares" shall mean shares subject to an Option.

    (l) "Plan" shall mean this Incentive Stock Option Plan, as the same may hereafter be amended.

    (m) "Ten Percent Shareholder" shall mean an employee who owns ten percent (10%) or more of the Common Stock as such amount is calculated for purposes of Section 422(b)(6) of the Code.

3.   ADMINISTRATION

    (a) Committee: The Committee shall administer the Plan, and accordingly, have full power to grant Options, construe and interpret the Plan, establish rules and regulations, and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to the vote of a majority of its members at a meeting or the written consent of all its members in lieu of a meeting. The Board may from time to time appoint eligible members of the Board in substitution for or in addition to members previously appointed and may fill vacancies in the Committee.

    (b) Eligibility: The determination of those eligible to receive Options, the amount, type and timing of each Option, and the terms and conditions of the respective Option agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

    (c) Inconsistencies: The Committee may correct any defect, supply an omission or reconcile any inconsistency in the Plan, or in any granted Option, in the manner and to the extent it shall deem necessary to carry it into effect.

    (d) Final Decisions: Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

    (e) Limitation on Liability: No member of the Board or the Committee, nor any officer or employee of the Company or the Bank acting on behalf of the Board or the Committee, shall be liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan or any transaction hereunder. All members of the Board and the Committee and each and any officer or employee of the Company or the Bank acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation.

4.  SHARES SUBJECT TO THE PLAN

    The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or issued shares which have been reacquired by the Company. The number of shares of Common Stock available for grants of Options under the Plan shall be decreased by the sum of the number of shares with respect to which Options have been issued and are then outstanding and the number of shares issued upon exercise of Options, and shall be increased due to the expiration or termination of Options which have not been exercised.

5.  TERM OF PLAN

    No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board, but Options theretofore granted may extend beyond that date.

6.  ELIGIBILITY

    (a) Eligibility: Consistent with the Plan's purpose, Options may be granted to employees of the Company and the Bank holding the following offices in either the Bank or the Company: all officers holding the title of Chairman of the Board; Chief Executive Officer; President; Executive Vice President; Senior Vice President; Vice President; or Assistant Vice President. The Committee shall determine the date(s) on which Options, if any, will be granted for each calendar year, and the maximum number of Option Shares subject to an Option(s) which may be granted during any calendar year to any individual officer.

7.  OPTION TERMS AND CONDITIONS

    All Options granted under the Plan shall be evidenced by agreements which shall be subject to the applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

   (a) Price: The purchase price of Common Stock covered by each Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such stock on the date of grant; provided, however, that the purchase price of Common Stock covered by each Option granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value of such stock on the date of grant.

    (b) Term: Each Option and all rights or obligations thereunder shall expire on such date as the Committee shall determine, but not later than the tenth anniversary of the date on which the Option is granted (not later than the fifth anniversary of the date on which the Option is granted in the case of an Option granted to a Ten Percent Shareholder), and shall be subject to earlier termination as hereinafter provided.

    (c) Exercisability: Each Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine in its sole discretion. If the Optionee shall not in any given installment period purchase all of the Option Shares which such Optionee is entitled to purchase in such installment period, such Optionee's right to purchase any Option Shares not purchased in such installment period shall continue until the expiration or sooner termination of such Optionee's Option.

    (d) Method of Exercise: Each Option may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the purchase price in accordance with paragraph (e) of this
         Section 7. Optionee shall have no rights to dividends (other than the adjustment rights in Section 8) or other rights of a shareholder with respect to Option Shares unless and until the Optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in paragraph (b) of Section 12.

    (e) Payment: The purchase price of any shares purchased upon exercise of an Option shall be paid:

        (i)   in cash or by check at the time of each purchase, or

        (ii) at the discretion of the Committee, through the delivery of shares of Common Stock, including shares which the Optionee is entitled to receive upon such exercise, which shall be valued at their aggregate Fair Market Value on the day of exercise of the Option or any portion thereof, or

        (iii) at the discretion of the Committee, by a combination of both (i) and (ii) above, or

        (iv) such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, payment by a broker registered under the Securities Exchange Act of 1934 against delivery of the certificates representing such shares, at the direction of the Optionee).

       The Committee may determine acceptable methods for tenderingshares of Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate.

   (f) Non-Transferability: An Option granted under this Plan shall, by its terms, be non-transferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Option holder's lifetime only by the Optionee or the Optionee's court appointed guardian or legal representative.

   (g) Termination of Employment: In the event an Optionee shall cease to be employed by either the Bank or the Company while he or she is holding one or more Options, each Option held shall expire at the earlier of the expiration of the Option's term or the following:

        (i) three months after termination due to normal retirement, or earlier retirement with Committee consent, under a formal plan or policy of the Company;

        (ii) three months after an Optionee's resignation or termination without cause;

        (iii) one year after termination due to disability within the meaning of Section 22(d)(4) of the Code, as determined by the Committee;

        (iv)  one year after the Optionee's death; or

        (v) coincident with the date of termination if due to any other reason.

         In the event of death following termination of employment for any of the reasons set forth in clauses (i), (ii) and (iii) above while any portion of an Option remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death, but not beyond the expiration of the term of the Option.

    (h) Leaves of Absence. The Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or the Bank as a period of employment of such Optionee by the Company or the Bank for purposes of the Plan. Notwithstanding the foregoing, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, the Optionee's employment by the Company and/or the Bank for the purposes of the Plan shall be deemed to have terminated, without cause, on the 91st day of the leave.

    (i) ISOs: Notwithstanding any other provisions of the Plan, the following provisions will apply:

        (i) Except as otherwise provided in (ii) below, or the Committee specifically determines otherwise, all
              Options granted hereunder shall be ISOs.

        (ii) If the aggregate Fair Market Value of the shares of Common Stock, determined as of the date an Option is granted, with respect to which Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Company exceeds $100,000, then to such extent such Options shall not be treated as ISOs.

        (iii) Any Optionee who disposes of shares of Common Stock acquired on the exercise of an ISO by sale or exchange either (i) within two years after the date of the grant of the ISO under which the Common Stock was acquired or
              (ii) within one year after the acquisition of such shares, shall notify the Company of such disposition and of the amount realized upon such disposition.

8.    ADJUSTMENTS

    In the event of a stock dividend, stock split or other subdivision, consolidation, reorganization or change in the shares of Common Stock or capital structure of the Company, the number of shares of Common Stock and kind of shares available for Options and subject to outstanding Options shall be changed and adjusted proportionately. Similarly, the Option price per share of outstanding Options shall be appropriately adjusted. With respect to ISOs, all such adjustments shall be made so as not to constitute a modification within the meaning of Section 424 of the Code.

9.    CHANGE OF CONTROL, MERGER, CONSOLIDATION OR TENDER OFFER

    (a) Acceleration. Notwithstanding the provisions of Section 7(c), in the event that:

        (i) any share exchange or merger or consolidation to which the Company or the Bank is a party is consummated and either [i] the Company will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving or acquiring corporate entity immediately following the consummation of the transactions contemplated by the plan or agreement of exchange, merger or consolidation, or [ii] there will be a twenty-five percent (25%) change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation or sale of assets;

        (ii) in any transaction or series of transactions, substantially all of the business or assets of the Company or the Bank shall be sold to or otherwise acquired by another corporation or entity that is not a wholly-owned subsidiary of the Company;

        (iii) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires the beneficial ownership (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors; or

         (iv) the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described (i) through (iii) above, then the exercise dates of all outstanding Options shall accelerate so that each Option outstanding may thereafter be exercised.

    (b) Reorganization: If the Company shall be a party to a binding agreement to any share exchange, merger, consolidation, reorganization or sale of substantially all the assets of the Company, each outstanding Option shall, upon consummation thereof, pertain and apply to the securities and/or property which a share owner of the number of shares of Common Stock subject to the Option would be entitled to receive pursuant to such share exchange, merger, consolidation, reorganization or sale of assets.

    (c)  Tender Offer, Exchange or Sale:  In the event that:

        (i) any person other than the Company shall acquire more than 20% of the Common Stock through a tender offer, exchange offer or otherwise; or

        (ii) a change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933, as amended; or

        (iii) there shall be a sale of all or substantially all of the assets of the Company;

    then any outstanding Option held by an Optionee, who is deemed by the Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, shall be entitled to receive, subject to an entitlement as provided for below, in lieu of exercise of such Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such Option, or portion thereof, and (A) in the case of an event covered by (i) above, the final offer price per share paid for Common Stock, or such lower price as the Committee may determine is necessary to preserve an option's ISO status, multiplied by the number of shares of Common Stock covered by the Option or portion thereof, or (B) in the case of an event covered by (ii) or (iii) above, the aggregate Fair Market Value of the shares covered by the Option, as determined by the Committee at such time.

    Any payment which the Company is required to make under this
    Section 9(b) shall be made within fifteen business days following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an Option as results from multiplying such shares by a fraction, the numerator of which is the number of shares of Common Stock acquired pursuant to the offer, and the denominator of which is the number of shares of Common Stock tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of an Option shall be affected by this provision, all or such portion of the Option shall be terminated.

    Notwithstanding the foregoing terms of this Section 9(c), the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the tender offer or the change of control, whichever occurs earlier.

10. AMENDMENT AND TERMINATION OF PLAN

    (a) Right to Amend or Terminate: The Board, without further approval of the shareholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Company and the Bank; provided, however, that no such amendment shall be made without the approval of the shareholders which would:

        (i) materially modify the eligibility requirements for receiving Options;

        (ii) increase the total number of shares of Common Stock which may be issued pursuant to Options, except as is provided for in accordance with Section 8;

        (iii) except as provided in the Plan, decrease the purchase price of Common Stock covered by an Option to less than that required by Section 7(a) of the Plan;

        (iv)  extend the period of granting Options; or

        (v) materially increase in any other way the benefits accruing to Optionees.

    (b) Effect: No amendment, suspension or termination of this Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to her or him under the Plan.

    (c) Change in Law or Regulations: The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of ISOs meeting the requirements of future amendments to the Code or the regulations promulgated thereunder.

11.  GOVERNMENT AND OTHER REGULATIONS

    The obligation of the Company to issue or transfer and deliver Option Shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which the Common Stock may be traded. In addition, all transactions contemplated hereunder shall be subject to, and may be limited by, the provisions of applicable law including, but not limited to, federal and state securities laws.

12.  MISCELLANEOUS PROVISIONS

    (a) No Right to Continued Employment: No person shall have any claim or right to be granted an Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving an Optionee the right to be retained in the employ of the Company or the Bank. Further, the Company or the Bank, as the case may be, expressly reserves the right, at any time, to dismiss an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an option agreement.

    (b) Restrictions on Transferability: The Committee may require each person purchasing Option Shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend(s) to be put on any such certificates to make appropriate reference to such restrictions.

    (c) Other Compensation Arrangements: Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    (d) Tax Withholding: Each participant in the Plan shall, no later than the date as of which the value of an award under the Plan first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company or the Bank, as applicable, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, the Bank) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

    (e) Plan Expenses: Any expenses of administering this Plan shall be borne by the Company and/or the Bank as they may agree.

    (f)  Use of Exercise Proceeds:  The payment received from
         Optionees from the exercise of Options under the Plan shall be used for the general corporate purpose of the Company.

    (g) Construction of the Plan: The place of administration of the Plan shall be in the Commonwealth of Kentucky, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Kentucky.
         All Options granted under the Plan which are intended to qualify as ISOs shall be construed in such a fashion so as to enable them to meet the requirements of an ISO.

                      APPENDIX TO PROXY STATEMENT
                          FORM OF PROXY CARD

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                             OF DIRECTORS
                          MID-AMERICA BANCORP
                           500 West Broadway
                      Louisville, Kentucky  40202
                PROXY -- ANNUAL MEETING OF STOCKHOLDERS

        The undersigned, a shareholder of MID-AMERICA BANCORP, a Kentucky corporation (the "Company"), hereby appoints BERTRAM
W. KLEIN, ORSON OLIVER and ROBERT H. SACHS, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the Label Room of the Executive Inn, Louisville, Kentucky on Thursday, April 20, 1995 at 10:00 a.m. (E.D.T.), and at any adjournment thereof.
        The undersigned hereby instructs said proxies or their substitutes:

1.  ELECTION OF DIRECTORS.

        Nominees:  Robert P. Adelberg, Stanley L. Atlas, Martha
Layne Collins, Bruce J. Roth and Bertram W. Klein.

 [ ] Vote FOR all nominees listed above     [ ] WITHHOLD AUTHORITY
     (except those listed below                 to vote for all
                                               nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.


______________________________________________________________________

2.  ADOPT NEW INCENTIVE STOCK OPTION PLAN.

     To approve a new Incentive Stock Option Plan.

     [ ] For         [ ] Against        [ ] Abstain

This Proxy is continued on the reverse side.  Please sign on the reverse side and return promptly.

3.  RATIFICATION OF INDEPENDENT AUDITORS.

   To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors to audit the consolidated financial statements of the Company for the year ending December
31, 1995.

     [ ] For         [ ] Against         [ ] Abstain

This Proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. Unless otherwise specified, this proxy will be voted FOR the nominees named above with the discretionary authority described in the accompanying proxy statement and FOR Proposals 2 and 3. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

4. DISCRETIONARY AUTHORITY. To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

   The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 20, 1995, and a copy of the Company's Annual Report for the period ended December 31, 1994.

           Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           ________________________________________________________
           Signature                                      Date

           ________________________________________________________
           Signature, if held jointly                     Date

                        Shares

                      APPENDIX TO PROXY STATEMENT
                           COMPENSATION PLAN

                   1995 INCENTIVE STOCK OPTION PLAN

                                  of

                          MID-AMERICA BANCORP



1.   PURPOSE OF PLAN

   The Mid-America Bancorp 1995 Incentive Stock Option Plan ("Plan") is for certain officers of Mid-America Bancorp ("Company") and its wholly-owned banking subsidiary, Mid-America Bank of Louisville and Trust Company ("Bank"). The Plan is intended to provide an incentive to such officers in a manner which aligns their interests with the long-term interests of the Company's shareholders. The Plan is intended to advance the best interests of the Company and the Bank, thereby also enhancing the value of the Bank and the Company for the benefit of shareholders. The availability and offering of stock options under the Plan is further intended to support and increase the Company's and the Bank's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company and the Bank depend.

2.   DEFINITIONS

   For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

   (a) "Bank" shall mean Mid-America Bank of Louisville and Trust Company, the banking subsidiary of the Company.

   (b)  "Board" shall mean the Board of Directors of the Company.

   (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

   (d) "Committee" shall mean the committee of the Board designated by the Board to administer the Plan. The Committee shall be composed of three or more members of the Board, each whom (i) shall be appointed by and serve at the pleasure of the Board and (ii) shall be a "disinterested person" as that terms is defined in Rule 16b-3, as in effect from time to time, under the Securities Exchange Act of 1934, as amended.

   (e) "Common Stock" shall mean the no par value Common Stock of the Company.

   (f)  "Company" shall mean Mid-America Bancorp.

   (g) "Fair Market Value" shall mean, as of any given date, with respect to any Options granted hereunder, the closing price of Common Stock on the Composite Tape as published in the Midwest Edition of The Wall Street Journal; provided, however, that if the Committee shall reasonably believe that applicable laws or regulations require a different method by which to determine Fair Market Value, then the Committee may determine Fair Market Value by such other method.

   (h) "ISO" shall mean an Option which is intended to meet and comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code.

   (i)  "Option" shall mean a stock option granted pursuant to the Plan.

   (j) "Optionee" shall mean an employee of the Company or the Bank who has been granted and holds one or more Options under the Plan.

   (k)  "Option Shares" shall mean shares subject to an Option.

   (l) "Plan" shall mean this Incentive Stock Option Plan, as the same may hereafter be amended.

   (m) "Ten Percent Shareholder" shall mean an employee who owns ten percent (10%) or more of the Common Stock as such amount is calculated for purposes of Section 422(b)(6) of the Code.

3.   ADMINISTRATION

   (a) Committee: The Committee shall administer the Plan, and accordingly, have full power to grant Options, construe and interpret the Plan, establish rules and regulations, and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to the vote of a majority of its members at a meeting or the written consent of all its members in lieu of a meeting. The Board may from time to time appoint eligible members of the Board in substitution for or in addition to members previously appointed and may fill vacancies in the Committee.

   (b) Eligibility: The determination of those eligible to receive Options, the amount, type and timing of each Option, and the terms and conditions of the respective Option agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

   (c) Inconsistencies: The Committee may correct any defect, supply an omission or reconcile any inconsistency in the Plan, or in any granted Option, in the manner and to the extent it shall deem necessary to carry it into effect.

   (d) Final Decisions: Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

   (e) Limitation on Liability: No member of the Board or the Committee, nor any officer or employee of the Company or the Bank acting on behalf of the Board or the Committee, shall be liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan or any transaction hereunder. All members of the Board and the Committee and each and any officer or employee of the Company or the Bank acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation.

4.   SHARES SUBJECT TO THE PLAN

   The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or issued shares which have been reacquired by the Company. The number of shares of Common Stock available for grants of Options under the Plan shall be decreased by the sum of the number of shares with respect to which Options have been issued and are then outstanding and the number of shares issued upon exercise of Options, and shall be increased due to the expiration or termination of Options which have not been exercised.

5.   TERM OF PLAN

   No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board, but Options theretofore granted may extend beyond that date.

6.   ELIGIBILITY

   (a) Eligibility: Consistent with the Plan's purpose, Options may be granted to employees of the Company and the Bank holding the following offices in either the Bank or the Company: all officers holding the title of Chairman of the Board; Chief
Executive Officer; President; Executive Vice President; Senior
Vice President; Vice President; or Assistant Vice President. The Committee shall determine the date(s) on which Options, if any, will be granted for each calendar year, and the maximum number of Option Shares subject to an Option(s) which may be granted during any calendar year to any individual officer.

7.   OPTION TERMS AND CONDITIONS

   All Options granted under the Plan shall be evidenced by agreements which shall be subject to the applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

   (a) Price: The purchase price of Common Stock covered by each Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such stock on the date of grant; provided, however, that the purchase price of Common Stock covered by each Option granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value of such stock on the date of grant.

   (b) Term: Each Option and all rights or obligations thereunder shall expire on such date as the Committee shall determine, but not later than the tenth anniversary of the date on which the Option is granted (not later than the fifth anniversary of the date on which the Option is granted in the case of an Option granted to a Ten Percent Shareholder), and shall be subject to earlier termination as hereinafter provided.

   (c) Exercisability: Each Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine in its sole discretion. If the Optionee shall not in any given installment period purchase all of the Option Shares which such Optionee is entitled to purchase in such installment period, such Optionee's right to purchase any Option Shares not purchased in such installment period shall continue until the expiration or sooner termination of such Optionee's Option.

   (d) Method of Exercise: Each Option may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the purchase price in accordance with paragraph (e) of this Section 7. Optionee shall have no rights to dividends (other than the adjustment rights in Section 8) or other rights of a shareholder with respect to Option Shares unless and until the Optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in paragraph (b) of Section 12.

   (e) Payment: The purchase price of any shares purchased upon exercise of an Option shall be paid:

          (i)   in cash or by check at the time of each purchase, or

          (ii) at the discretion of the Committee, through the delivery of shares of Common Stock, including shares which the Optionee is entitled to receive upon such exercise, which shall be valued at their aggregate Fair Market Value on the day of exercise of the Option or any portion thereof, or

          (iii) at the discretion of the Committee, by a combination of both (i) and (ii) above, or

          (iv) such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, payment by a broker registered under the Securities Exchange Act of 1934 against delivery of the certificates representing such shares, at the direction of the Optionee).

     The Committee may determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate.

   (f) Non-Transferability: An Option granted under this Plan shall, by its terms, be non-transferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Option holder's lifetime only by the Optionee or the Optionee's court appointed guardian or legal representative.

   (g) Termination of Employment: In the event an Optionee shall cease to be employed by either the Bank or the Company while he or she is holding one or more Options, each Option held shall expire at the earlier of the expiration of the Option's term or the following:

      (i) three months after termination due to normal retirement, or earlier retirement with Committee consent, under a formal plan or policy of the Company;

     (ii) three months after an Optionee's resignation or termination without cause;

     (iii) one year after termination due to disability within the meaning of Section 22(d)(4) of the Code, as determined by the Committee;

     (iv)     one year after the Optionee's death; or

     (v) coincident with the date of termination if due to any other reason.

     In the event of death following termination of employment for any of the reasons set forth in clauses (i), (ii) and (iii) above while any portion of an Option remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death, but not beyond the expiration of the term of the Option.

   (h) Leaves of Absence. The Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or the Bank as a period of employment of such Optionee by the Company or the Bank for purposes of the Plan. Notwithstanding the foregoing, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, the Optionee's employment by the Company and/or the Bank for the purposes of the Plan shall be deemed to have terminated, without cause, on the 91st day of the leave.

   (i) ISOs: Notwithstanding any other provisions of the Plan, the following provisions will apply:

        (i) Except as otherwise provided in (ii) below, or the Committee specifically determines otherwise, all Options granted hereunder shall be ISOs.

        (ii) If the aggregate Fair Market Value of the shares of Common Stock, determined as of the date an Option is granted, with respect to which Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Company exceeds $100,000, then to such extent such Options shall not be treated as ISOs.

        (iii) Any Optionee who disposes of shares of Common Stock acquired on the exercise of an ISO by sale or exchange either (i) within two years after the date of the grant of the ISO under which the Common Stock was acquired or (ii) within one year after the acquisition of such shares, shall notify the Company of such disposition and of the amount realized upon such disposition.

8.   ADJUSTMENTS

   In the event of a stock dividend, stock split or other subdivision, consolidation, reorganization or change in the shares of Common Stock or capital structure of the Company, the number of shares of Common Stock and kind of shares available for Options and subject to outstanding Options shall be changed and adjusted proportionately. Similarly, the Option price per share of outstanding Options shall be appropriately adjusted. With respect to ISOs, all such adjustments shall be made so as not to constitute a modification within the meaning of Section 424 of the Code.

9.   CHANGE OF CONTROL, MERGER, CONSOLIDATION OR TENDER OFFER

    (a) Acceleration. Notwithstanding the provisions of Section 7(c), in the event that:

       (i) any share exchange or merger or consolidation to which the Company or the Bank is a party is consummated and either [i] the Company will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving or acquiring corporate entity immediately following the consummation of the transactions contemplated by the plan or agreement of exchange, merger or consolidation, or [ii] there will be a twenty-five percent (25%) change in the proportion-ate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger or consoli-dation or sale of assets;

      (ii) in any transaction or series of transactions, substan-tially all of the business or assets of the Company or the Bank shall be sold to or otherwise acquired by another corporation or entity that is not a wholly-owned subsidiary of the Company;

     (iii) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires the beneficial ownership (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors; or

     (iv) the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described (i) through (iii) above, then the exercise dates of all outstanding Options shall accelerate so that each Option outstanding may thereafter be exercised.

   (b) Reorganization: If the Company shall be a party to a binding agreement to any share exchange, merger, consoli-dation, reorganization or sale of substantially all the assets of the Company, each outstanding Option shall, upon consummation thereof, pertain and apply to the securities and/or property which a share owner of the number of shares of Common Stock subject to the Option would be entitled to receive pursuant to such share exchange, merger, consolidation, reorganization or sale of assets.

   (c)     Tender Offer, Exchange or Sale:  In the event that:

       (i) any person other than the Company shall acquire more than 20% of the Common Stock through a tender offer, exchange offer or otherwise; or

       (ii) a change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933, as amended; or

       (iii) there shall be a sale of all or substantially all of the assets of the Company;

     then any outstanding Option held by an Optionee, who is deemed by the Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, shall be entitled to receive, subject to an entitlement as provided for below, in lieu of exercise of such Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such Option, or portion thereof, and (A) in the case of an event covered by (i) above, the final offer price per share paid for Common Stock, or such lower price as the Committee may determine is necessary to preserve an option's ISO status, multiplied by the number of shares of Common Stock covered by the Option or portion thereof, or (B) in the case of an event covered by (ii) or
     (iii) above, the aggregate Fair Market Value of the shares covered by the Option, as determined by the Committee at such time.

     Any payment which the Company is required to make under this
     Section 9(b) shall be made within fifteen business days following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an Option as results from multiplying such shares by a fraction, the numerator of which is the number of shares of Common Stock acquired pursuant to the offer, and the denominator of which is the number of shares of Common Stock tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of an Option shall be affected by this provision, all or such portion of the Option shall be terminated.

     Notwithstanding the foregoing terms of this Section 9(c), the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the tender offer or the change of control, whichever occurs earlier.

10.     AMENDMENT AND TERMINATION OF PLAN

   (a) Right to Amend or Terminate: The Board, without further approval of the shareholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Company and the Bank; provided, however, that no such amendment shall be made without the approval of the shareholders which would:

       (i) materially modify the eligibility requirements for receiving Options;

       (ii) increase the total number of shares of Common Stock which may be issued pursuant to Options, except as is provided for in accordance with Section 8;

       (iii) except as provided in the Plan, decrease the purchase price of Common Stock covered by an Option to less than that required by Section 7(a) of the Plan;

       (iv)  extend the period of granting Options; or

       (v) materially increase in any other way the benefits accruing to Optionees.

   (b) Effect: No amendment, suspension or termination of this Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option thereto-fore granted to her or him under the Plan.

   (c) Change in Law or Regulations: The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of ISOs meeting the requirements of future amendments to the Code or the regulations promulgated thereunder.


11.     GOVERNMENT AND OTHER REGULATIONS

   The obligation of the Company to issue or transfer and deliver Option Shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which the Common Stock may be traded. In addition, all transactions contemplated hereunder shall be subject to, and may be limited by, the provi-sions of applicable law including, but not limited to, federal and state securities laws.

12.     MISCELLANEOUS PROVISIONS

   (a) No Right to Continued Employment: No person shall have any claim or right to be granted an Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving an Optionee the right to be retained in the employ of the Company or the Bank. Further, the Company or the Bank, as the case may be, expressly reserves the right, at any time, to dismiss an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an option agreement.

   (b) Restrictions on Transferability: The Committee may require each person purchasing Option Shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend(s) to be put on any such certificates to make appropriate reference to such restrictions.

   (c) Other Compensation Arrangements: Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to share-holder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

   (d) Tax Withholding: Each participant in the Plan shall, no later than the date as of which the value of an award under the Plan first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company or the Bank, as applicable, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, the Bank) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

   (e) Plan Expenses: Any expenses of administering this Plan shall be borne by the Company and/or the Bank as they may agree.

   (f)  Use of Exercise Proceeds:  The payment received from
        Optionees from the exercise of Options under the Plan shall be used for the general corporate purpose of the Company.

   (g) Construction of the Plan: The place of administration of the Plan shall be in the Commonwealth of Kentucky, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Kentucky. All Options granted under the Plan which are intended to qualify as ISOs shall be construed in such a fashion so as to enable them to meet the requirements of an ISO.